Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
Jason Fry
U.S. Bank National Association
40 Pearl Street NW, Suite 838
Grand Rapids, MI 49503
(616) 459-3326
(Name, address and telephone number of agent for service)
1) GWR Operating Partnership, L.L.L.P.
2) Great Wolf Finance Corp.
(Issuer with respect to the Securities)

1) 51-0510250
Delaware	2) 27-2140154

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

122 West Washington Ave
Madison, Wisconsin	53703

(Address of Principal Executive Offices)	(Zip Code)
10.875% First Mortgage Notes Due 2017
(Title of the Indenture Securities)

FORM T-1
Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes
Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2010 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Grand Rapids, State of Michigan on the 26th of August, 2010.

By:	/s/ Jason Fry
Jason Fry
Vice President

By:	/s/ Lorraine Grill
Lorraine Grill
Vice President

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: May 11th, 2010

By:	/s/ Jason Fry
Jason Fry
Vice President

By:	/s/ Lorraine Grill
Lorraine Grill
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
Exhibit 7
As of 6/30/2010
($000’s)

6/30/2010
Assets
Cash and Balances Due From Depository Institutions	$5,021,509
Securities	46,751,442
Federal Funds	4,344,927
Loans & Lease Financing Receivables	182,237,162
Fixed Assets	5,440,512
Intangible Assets	13,006,313
Other Assets	21,662,778

Total Assets	$278,464,643

Liabilities
Deposits	$191,033,345
Fed Funds	11,079,681
Treasury Demand Notes	0
Trading Liabilities	437,280
Other Borrowed Money	32,340,366
Acceptances	0
Subordinated Notes and Debentures	8,129,967
Other Liabilities	7,450,842

Total Liabilities	$250,471,481

Equity
Minority Interest in Subsidiaries	$1,704,554
Common and Preferred Stock	18,200
Surplus	12,636,872
Undivided Profits	13,633,536

Total Equity Capital	$27,993,162

Total Liabilities and Equity Capital	$278,464,643
To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.
U.S. Bank National Association

By:	/s/ Jason Fry Vice President
Date: August 26th, 2010

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